AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 1998
                                               REGISTRATION NO. 333-____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------


                          INTERNATIONAL FIBERCOM, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


           Arizona                                               8-0271282
 ------------------------------                           ----------------------
(State or Other Jurisdiction of                               (Irs Employer
 Incorporation or Organization)                           Identification Number)

                         3410 East University, Suite 180
                             Phoenix, Arizona 85034
                                 (602) 941-1900
          -------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                                 ---------------

                               Mr. Joseph P. Kealy
                          International Fibercom, Inc.
                         3410 East University, Suite 180
                             Phoenix, Arizona 85034
                                 (602) 941-1900
             -------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
              Including Area Code, of Agent for Service of Service)
                                 ---------------

      The Commission is requested to send copies of all communications to:
                           Christian J. Hoffmann, III
                               Streich Lang, P.a.
                             2 North Central Avenue
                           Phoenix, Arizona 85004-2391
                                 (602) 229-5200

                                 ---------------

APPROXIMATE  DATE OF  COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO PUBLIC:
From time to time after the Registration Statement becomes effective as determined by market conditions and the needs of the Selling Shareholders.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                                 ---------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================
Title of Each Class    Amount     Proposed Maximum   Proposed Maximum     Amount of
 of Security to be     to be       offering Price   Aggregate Offering  Registration
   Registered       Registered(1)   Per Unit(2)          Price(2)           Fee
------------------------------------------------------------------------------------
Common Stock,
 no par value         2,036,873          $8.00        $16,294,984          $4,530
====================================================================================

(1) In the event of a stock split stock dividend, or similar transaction involving the Company's Common Stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2)  Estimated for purposes of calculating the amount of registration fee only.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                          INTERNATIONAL FIBERCOM, INC.

                 2,036,873 SHARES OF COMMON STOCK, NO PAR VALUE

                                 ---------------

     These shares of common stock are being sold by the Selling Shareholders listed in the "Selling Shareholders Table" on page 14. We will not receive any part of the proceeds from the sale. See "Risk Factors" and "Plan of Distribution."

     Our common stock is listed on the NASDAQ national market under the symbol "ifci" and on the Philadelphia Stock Exchange under the symbol "IFC." On November 16, 1998, the reported last sales price of the Common Stock on the NASDAQ National Market was $7.71875 Per share.

     Unless the context indicates otherwise, all references to "we," "our," the "company" or "IFC" refer to International Fibercom, Inc. and its subsidiaries. Our principal executive offices are located at 3410 East University, Suite 180, Phoenix, Arizona 85034. Our telephone number is (602) 941-1900.


         SEE "RISK FACTORS" ON PAGE 7 FOR A DISCUSSION OF CERTAIN RISKS
                  RELATED TO AN INVESTMENT IN THE COMMON STOCK.


                                 ---------------



                THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SEC OR ANY STATE SECURITIES COMMISSION NOR HAVE
             THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS
                 ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.




               The date of this Prospectus is November _____, 1998

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC=s public reference rooms in Washington, D.C., New York, NY and Chicago, Illinois. Please call the SEC at 1800SEC0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC=s web site at http://www.sec.gov.

     The SEC allows us to Aincorporate by reference@ the information we file with it, which means we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 until the Selling Shareholders sell all of their shares. This prospectus is part of a registration statement we filed with the SEC (Registration No. 333________).

     +    Annual  Report on Form 10KSB for the fiscal year ended  December  31,
          1997;
     + Quarterly Reports on Form 10QSB for the quarter ended March 31, 1998 and June 30, 1998;
     + Current Reports on Form 8K dated February 12, 1998, August 10, 1998, October 1, 1998 and November 13, 1998; and
     + The description of the Common Stock contained in our Registration of Certain Classes of Securities Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934 on Form 8A, dated August 9, 1994, as amended from time to time.

     You may request a copy or these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address and phone number:

                           Secretary
                           International FiberCom, Inc.
                           3410 East University, Suite 180
                           Phoenix, Arizona 85034
                           (602) 9411900

     You should rely on information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The Selling Shareholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

                  SUMMARY OF INTERNATIONAL FIBERCOM=S BUSINESS

     We   offer   a   wide   variety   of   services   and   equipment   to  the
telecommunications, cable television and other related industries through our eight whollyowned subsidiaries in the following three principal business segments:

CONSTRUCTION SERVICES      Our Construction  Services segment includes our Fiber
                           Optic  Cable  and  CATV   Services   Division   which
                           specializes   in   the   design,   installation   and
                           maintenance of  fiberoptic  and other cable services
                           for the  telecommunication and other CATV industries.
                           This  segment also  includes our Systems  Integration
                           Services  and  Products   Division   specializing  in
                           systems  integration  services which includes design,
                           engineering,    installation   and   maintenance   of
                           structured   cable  systems,   network  hardware  and
                           software,       workstation      peripherals      and
                           intercommunications    systems,    primarily   within
                           commercial, industrial and government facilities. We have four subsidiaries in this segment:

                           +   Kleven Communications, Inc. ("Kleven")

                           +   Kleven Communications  C", Inc. ("KlevenC"")

                           +   Concepts in Communication, Inc. ("Concepts")

                           +   General Communications, Inc. ("General")

ENGINEERING                Our Engineering  segment  specializes in video, voice
                           and data network  development using state of the art,
                           fiberoptic   distribution  platforms.  We  have  one
                           subsidiary in this segment:

                           +   Compass Communications, Inc. ("Compass")

EQUIPMENT SALES            Our Equipment  Sales segment  subsidiaries  purchase,
                           sell  and  deal  in new and  used  telecommunications
                           equipment used in the digital  access,  switching and
                           transport   systems  of  leading   telecommunications
                           companies,   Regional   Bell   Operating   Companies,
                           telecommunications   hardware   resellers  and  other
                           Fortune 500 companies. We have three subsidiaries in this segment:

                           +  Southern Communications Products, Inc.
                             ("Southern")

                           +  Diversitec, Inc. ("Diversitec")

                           +  United Tech, Inc. ("United Tech")

     Our strategy is to be a onestop solution for the telecommunications marketplace. This strategy involves offering a wide range of engineering, consulting and maintenance services for fiberoptic and broadband networks and systems integrated with local area network (ALAN@) and wide area network (AWAN@) expertise and capabilities. A LAN is a group of personal computers linked together in a building or campus to share programs, data, email, peripherals and other resources. A WAN is a network that covers a large geographic area, such as a state or country.

     In 1997 we began to implement this strategy through the strategic acquisitions of businesses that complement and enhance our services or products. At the beginning of 1997 Kleven was our only operating subsidiary. During 1997 we completed the acquisition of Concepts, Compass and Southern, which resulted in a significant increase in our revenues and net income.

     To date in 1998 we have completed two additional material acquisitions and four smaller acquisitions:

     + Effective September 1, 1998, we acquired United Tech in exchange for 1,502,000 restricted shares of Common Stock.

     + Also, effective September 1, 1998, we acquired Diversitec in exchange for 1,752,000 restricted shares of Common Stock.

     + We also acquired several smaller companies including General and Communications Center, Inc. (both now a part of Concepts), Riley Communications, Inc. (now Kleven-CA) and Dumbauld & Associates (now a part of Compass).

     To date in 1998, we have operations in Arizona, California, Tennessee, Florida, Georgia and Virginia. Our customers include, among others, Cox Communications, BellSouth Telecommunications, AT&T Network Systems, Ameritech, Lucent Technologies, US West, Time Warner, Motorola, MediaOne, Australia=s Optus Vision, and the City of Phoenix.

                             SUMMARY OF THE OFFERING

SECURITIES OFFERED               2,036,873 shares of Common Stock, no par value

CAPITAL STOCK OUTSTANDING

      COMMON STOCK               26,343,682 shares, no par value outstanding,
                                 as of November 23, 1998 (1)

      SERIES C CONVERTIBLE
       PREFERRED STOCK           400 shares outstanding

COMMON STOCK MARKET SYMBOLS      Nasdaq National Market  "IFCI"
                                 Philadelphia Stock Exchange  "IFC"


ESTIMATED NET PROCEEDS           The net proceeds of the sale of the shares will
                                 be   received    directly   by   each   Selling
                                 Shareholder. No proceeds will be received by us from the sale of the shares offered by this prospectus. See "Use of Proceeds."

RISK FACTORS                     This  offering  involves a high degree of risk.
                                 See "Risk Factors" on the following page.


(1) Does not include (i) up to 123,684 shares issuable upon conversion of the remaining Series C Preferred; (ii) 480,000 shares issuable upon exercise of currently outstanding Common Stock purchase warrants issued in connection with our private placement of Series B Convertible Preferred Stock (ASeries B Preferred@); (iii) 267,000 shares issuable upon exercise of Common Stock purchase warrants issued in connection with our private placement of Common Stock, 5.5% Convertible Subordinated Debentures ("5.5% Debentures") and Series C Convertible Preferred Stock ("Series C Preferred"); and (iv) 1,350,000 shares issuable upon exercise of stock options not covered by the registration statement of which this prospectus is a part. All of these shares, except 835,000 shares issuable upon exercise of stock options granted to our officers and directors, are included either in our Registration Statement on Form SB2 which was declared effective on February 12, 1998 or on our Registration Statement on Form S8 which was filed on December 8, 1997.

                                  RISK FACTORS

     INVESTING IN OUR COMMON STOCK INVOLVES A NUMBER OF RISKS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, IN ADDITION TO THE RISKS AND INVESTMENT CONSIDERATIONS DISCUSSED ELSEWHERE IN THIS PROSPECTUS, BEFORE PURCHASING ANY OF THE SHARES.

RISKS OF THE COMPANY

ACQUISITION STRATEGY       A key element of our growth to date and our  strategy
                           for the future is expansion through the acquisition of companies that have complementary businesses, that can utilize or enhance our existing capabilities and resources or that expand our existing range of services or products in the telecommunications or CATV industries.

                           As a result, we continually evaluate potential acquisition opportunities, some of which may be large in size or scope when compared to our size. Acquisitions involve a number of special risks, including the time associated with identifying and evaluating possible acquisitions, the diversion of management=s attention to the integration of the operations and personnel of the acquired companies, the incorporation of acquired products or services into our products and services, possible adverse shortterm effects on our operating results, the realization of acquired intangible assets and the loss of key employees of the acquired companies.

                           We completed three major acquisitions in 1997 and two major and four smaller acquisitions to date in 1998. To accomplish future acquisitions we may issue equity securities and other forms of consideration that could cause dilution to investors purchasing our Common Stock. There can be no assurance that we will be able to identify additional suitable acquisition candidates, consummate or finance any such acquisitions, or integrate any such acquisitions successfully into our operations.

MANAGEMENT OF GROWTH       We are  currently  experiencing  a  period  of  rapid
                           growth  resulting  from recent  acquisitions  and the
                           internal  expansion of our operations,  both of which
                           have placed significant demands on our resources. Our
                           success in managing  this  growth will  require us to
                           continue to improve our  operational,  financial  and
                           management  information  systems, and to motivate and
                           effectively  manage our employees.  Prior to our 1997
                           acquisitions,  we  had  no  prior  experience  in the
                           systems integration, engineering or telecommunication
                           equipment fields. Therefore, we have relied primarily
                           upon the former  management of Concepts,  Compass and
                           Southern  to  provide  a base of  knowledge  in these
                           fields   until  our   management   gains   sufficient
                           experience.   Further,  we  have  retained,  and  are
                           relying  on,  certain  key  employees  in each of the
                           businesses   we  acquired  in  1998  to  manage  such
                           businesses.

                           We  cannot  assure  you  that  we  will  successfully
                           assimilate our new acquisitions into our existing business operations. We can also give you no assurance that we will be successful in expanding the businesses of our new acquisitions, that new customers can be attracted as anticipated, or that there will be a continued, if any, demand for the services of our new acquisitions= technology, products or expertise in new and competitive markets.

                           If our management is unable to manage growth effectively, to maintain the quality of our products and services, and to retain key personnel our business, financial condition and results of operations could be materially adversely affected.

DEPENDENCE ON THE          Demand for a substantial portion of our services, and
TELECOMMUNICATIONS         therefore  future  increases in our net sales and net
AND CATV INDUSTRIES        income, depends primarily on capital spending by CATV
                           operators, telecommunications and other companies for constructing, rebuilding, maintaining or upgrading their telecommunications systems. However, we expect our future revenue increases to come primarily from upgrading, retrofitting, rebuilding and maintaining existing cable systems with fiberoptic and other cables, rather than from constructing completely new systems and from the sale of telecommunications equipment.

                           The amount of capital spending by CATV operators and telecommunications companies and, therefore, our sales and profitability, are affected by a variety of factors, including general economic conditions, access by cable operators to financing, government regulation of cable operators, demand for cable services and technological developments in the broadband communications industry. We cannot assure you that such capital spending will occur or occur at the level announced by the various telecommunications and CATV companies. Federal regulations rolling back rates for basic tier CATV services may have a negative impact on the capital spending plans of the CATV companies and thus have a material adverse affect on our business.

NEED FOR ADDITIONAL        The  expansion  of our  business  and  the  continued
FINANCING                  implementation   of  our  acquisition   strategy  may
                           require  us to seek  additional  financing  that  may
                           include  bank  financing  or the  issuance of debt or
                           equity   securities.   Our  ability  to  obtain  bank
                           financing or raise  additional debt or equity capital
                           will depend upon our financial condition,  results of
                           operations,   covenants   and   limitations   of  any
                           outstanding   debt  obligations  at  that  time,  and
                           general  economic  conditions.  We cannot  assure you
                           that we will be able to obtain additional capital or,
                           if available,  that such capital will be available at
                           terms  acceptable  to us or that  would not result in
                           substantial   dilution  of  the  equity  interest  of
                           existing shareholders.

FEDERAL REGULATION         CATV operators are subject to federal regulation.  In
                           1992,  Congress  passed an act that repealed the 1984
                           deregulation of cable  television and subjected cable
                           systems  to rate  regulation  and other  FCCenforced
                           obligations.   In  1996  Congress   passed  the  1996
                           Telecommunications  Act  which  repeals  many  of the
                           major  provisions of the 1992 Act.  Current FCC rules
                           regulating  cable  service  rates will be repealed in
                           three  years,  except for the  "basic  tier" of cable
                           programming.  Price  caps are  repealed  for  "small"
                           cable  companies  (less  than $25  million  in annual
                           revenues) immediately or for any cable system once it
                           faces "effective  competition" from a local telephone
                           company  providing   "comparable"  video  programming
                           services.  It is difficult to predict the impact,  if
                           any,   this    legislation    might   have   on   the
                           telecommunications   industry   in   general  or  our
                           business in particular.

IMPACT OF STATE            Our  ability to pursue  our  business  activities  is
REGULATION                 regulated,   directly  or   indirectly,   by  various
                           agencies  and   departments  of  state   governments.
                           Licenses  from  public   utilities   commissions  are
                           frequently  required  prior  to the  commencement  of
                           services  by us  and  our  clients.  There  can be no
                           assurance that we or our customers will be successful
                           in our or their efforts to obtain necessary  licenses
                           or  regulatory   approvals.   Our  inability  or  the
                           inability of any of our customers to secure any necessary licenses or approvals could have a material adverse effect on our business.

                           In addition to specific regulations, we are subject to all federal, state and local rules and regulations imposed upon businesses generally. The cost of compliance with regulations is an additional cost of doing business for us.

TECHNOLOGICAL              Our services and products are subject to  significant
DEVELOPMENTS AND RISKS     technological  change and  innovation.  Technological
OF TECHNOLOGICAL           developments    are   occurring    rapidly   in   the
OBSOLESCENCE               communications  and  systems  integration  industries
                           and,  while  the  effects  of such  developments  are
                           uncertain, they may have a material adverse effect on
                           the demand for our services. For example, in the CATV
                           industry, technologies are being developed that would
                           bypass   existing   cable   systems  and  permit  the
                           transmission of signals directly into households. Our
                           success  will  generally  depend  on our  ability  to
                           penetrate   and  retain   markets  for  our  existing
                           services and to retain our expertise in installing and repairing telecommunications, CATV cable and integrated systems on a costeffective and timely basis. We cannot assure you that we will be able to remain competitive or that our products and services will not be subject to technological obsolescence.

COMPETITION                All segments of our business are highly  competitive.
                           We  compete   with   national,   regional  and  local
                           companies. Many of our competitors or potential competitors are substantially larger and have greater resources. In addition, because of the convergence of the CATV, telecommunications and computer industries and rapid technological development, new competitors may seek to enter the market.

DEPENDENCE UPON MAJOR      The CATV industry is highly concentrated with most of
CUSTOMERS AND LARGE        U.S.    domestic    subscribers   being   served   by
CONTRACTS                  approximately   25   major   multisystem   operators
                           ("MSO").  We have  customers  that have accounted for
                           more than 10% of our revenues on a historical  basis.
                           Any  decision  by these major  customers  to cease or
                           reduce  their use of our services may have a material
                           adverse  effect  on our  business.  A  number  of our
                           contracts  are  substantial  in size.  The failure to
                           timely or  adequately  replace a large  contract upon
                           its  completion or  termination  with one or more new
                           contracts  or  customers  may  materially   adversely
                           affect our business and operations.

RISKS OF POSSIBLE COST On an historical basis a substantial portion of our ESCALATION UNDER FIXED revenues have been generated principally under firm
PRICE CONTRACTS            fixedprice  contracts.  Fixedprice  contracts carry
                           certain  inherent  risks,  including  underestimating
                           costs,  problems with new  technologies  and economic
                           and other  changes  that may occur over the  contract
                           period.    We    recognize    revenues    using   the
                           percentageofcompletion  method.  Under this  method
                           revenue is recognized  based on actual costs incurred
                           in relation to total  estimated costs to complete the
                           contract.  This  method may result in  irregular  and
                           uneven  quarterly  results.   Unforeseen  events  and
                           circumstances can alter our estimate of the costs and
                           potential   profit   associated   with  a  particular
                           contract.  To the extent that original cost estimates
                           are modified,  estimated costs to complete  increase,
                           delivery  schedules are delayed,  or progress under a
                           contract is  otherwise  impeded,  cash flow,  revenue
                           recognition  and  profitability   from  a  particular
                           contract may be adversely affected.

INSURANCE AND              We maintain  liability  insurance to protect  against
POTENTIAL EXCESS           damages to persons or property  which may result from
LIABILITY                  our work. If we were to incur  liability in excess of
                           our policy coverage, our financial condition could be adversely affected.

ARIZONA ANTITAKEOVER       The Arizona  Corporate  Takeover Act ("Takeover Act")
STATUTE                    was adopted in 1987.  The policy of the  Takeover Act
                           is to prevent unfriendly  corporate takeover attempts
                           by third parties.  The Takeover Act prohibits certain
                           types of transactions, including "green mail," limits
                           voting rights of certain individuals acquiring shares
                           in  the  market  and   regulates   certain   business
                           combinations    respecting   corporate   transactions
                           proposed by insiders and as part of a takeover  plan.
                           The Company is subject to the foregoing provisions.

                           The Takeover Act enhances the possibility that a potential bidder for our control will be required to act through arm'slength negotiation with respect to a major transaction, such as a merger, consolidation or purchase of substantially all of our assets. The Takeover Act may also have the effect of discouraging tender offers or other stock acquisitions, giving our management power to reject certain transactions which might be desired by the owners of the majority of our voting securities. The Takeover Act could also be deemed to benefit incumbent management to the extent that the Act deters such offers by persons who would wish to make changes in management or exercise control over management.

                           Our Board of Directors does not presently know any third party that plans to make an offer to acquire the Company through a tender offer, merger or purchase of all or substantially all of the assets of the Company.

DEPENDENCE UPON            We do not have written agreements with our suppliers.
SUPPLIERS                  It is possible  that we may  encounter  shortages  in
                           parts,  components,  or other  elements  vital to our
                           operations in the future. If such shortages occur, we
                           cannot  guarantee  that we  would  be able to  locate
                           other  satisfactory   suppliers,  or  even  if  other
                           suppliers could be located,  that we would be able to
                           establish  commercial  relationships  with  any  such
                           suppliers.  If we are unable to establish  commercial
                           relationships   with  other  suppliers,   we  may  be
                           required to suspend or curtail some of our  services.
                           Suspension or curtailment of services could have a material adverse effect on us.

DEPENDENCE UPON KEY        We are  dependent  on the services of Joseph P. Kealy
PERSONNEL                  and  Terry  W.  Beiriger,   our  principal  executive
                           officers.  We  entered  into a  fiveyear  employment
                           agreement with each of these  individuals,  effective
                           as of  December  1995.  When  we  acquired  Concepts,
                           Compass,  Southern,  United Tech and  Diversitec,  we
                           entered  into  employment  agreements  with  numerous
                           "key"   employees  and  consulting   agreements  with
                           certain executives of these companies.

                           We must compete with much larger companies that have significantly greater resources to attract and retain personnel. We cannot assure you that we will be successful in this regard or, if successful, that the services of such personnel can be secured on terms deemed favorable to us. The loss of the services of any of the individuals mentioned above or our inability to attract other qualified employees could materially and adversely affect our business and operations.

ECONOMIC AND GENERAL       Our success  will depend upon factors that are beyond
RISKS OF THE BUSINESS      our control and that cannot  clearly be  predicted at
                           this time.  Such  factors  include  general  economic
                           conditions,   both  nationally  and  internationally,
                           changes in tax laws,  fluctuating  operating expenses
                           including  energy  costs,   changes  in  governmental
                           regulations,   including  regulations  imposed  under
                           federal, state or local environmental laws, labor laws, and trade laws and other trade barriers.

RISKS RELATING TO OFFERING

POSSIBLE DEPRESSIVE        Our  officers  and  directors  own  an  aggregate  of
EFFECT ON MARKET PRICE 2,284,599 shares of Common Stock, including OF SECURITIES ELIGIBLE exercisable stock options. All but 835,000 of such
FOR FUTURE SALE            shares  are   eligible   for  sale  either   under  a
                           Registration Statement on Form S3 which was declared
                           effective   on   October   15,   1998  or  under  the
                           Registration Statement on Form S8 which was filed on December 9, 1997. Sales of substantial amounts of Common Stock by our other shareholders or even the potential for such sales, could have a depressive effect on the market price of shares of Common Stock and could impair our ability to raise capital through the sale of our Common or Preferred Stock.

POSSIBLE VOLATILITY OF     The  market  price  of  our  Common  Stock  increased
STOCK PRICE                significantly   during   1997  and  the  first  three
                           quarters of 1998.  The period was marked by generally
                           favorable  industry  conditions,  acquisitions of new
                           businesses  and  substantially   improving  operating
                           results, including revenue and net income from the recently acquired businesses.

                           The trading price of our Common Stock in the future could be subject to wide fluctuations in response to many factors including:

                            + quarterly variations in our operating results or those of our competitors;

                            + actual or anticipated announcements of new acquisitions by us or our competitors;

                            + actual or anticipated announcements of new contracts by us or our competitors;

                            + technical innovations or new products by our competitors;

                            +      changes  in   analysts=   estimates   of  our
                                   financial performance;

                            + changes in capital plans of our cable and other customers; and

                            +      general  industry,   economic  and  financial
                                   conditions in the United States.

                           In addition, the stock market has experienced extreme price and volume fluctuations which have particularly affected the market prices for many technology and telecommunications companies and which have been, in come cases, unrelated to the operating performance of such companies. These broad market fluctuations and other factors may adversely affect the market price of our Common Stock.

EXERCISE PRICE NOT         The  exercise   prices  of  the  warrants  issued  in
NECESSARILY RELATED TO     connection with our private placement of Series B and
ESTABLISHED CRITERIA       Series  C  Preferred  were set  through  negotiations
OF VALUE                   conducted  prior  to the  time of  their  sale,  with
                           reference to the public  trading  price of our Common
                           Stock.   The  price  of  our  Common  Stock  in  such
                           exercises may not necessarily  bear any  relationship
                           to our asset value, net worth,  earnings or any other
                           established   criteria   of  value  at  the  time  of
                           exercise.

POSSIBLE ISSUANCE OF       We  reserved  441,707  shares  of  Common  Stock  for
OPTIONS MAY DILUTE         issuance  under our 1994  Incentive  Stock Option and
INTEREST OF                Restricted Stock Purchase Plans,  1,200,000 shares of
STOCKHOLDERS               Common  Stock for issuance  under our 1997  Incentive
                           Stock Option and Restricted Stock Plans and 2,000,000 shares for issuance under our Employee Stock Purchase
                           Plan. As of December 31, 1997, all of the options available under the Incentive Stock Option Plans had been granted and 104,036 shares had been purchased under the Stock Purchase Plan.

                           On April 2, 1998 our Board of Directors approved an amendment to the 1997 Incentive Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 1,200,000 to 3,200,000. This amendment was approved by the shareholders at our 1998 Annual Meeting of Shareholders held July 10, 1998. Concurrent with such approval, 100,000 options which had been previously granted to our officers under the 1997 Incentive Stock Option Plan became effective. We also issued 300,000 stock options to our directors who are not employees of the Company and 835,000 shares to various officers and directors outside of our Stock Option and Restricted Stock Plans.

                           To the extent that stock options are granted and exercised, dilution to the interests of our stockholders may occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of the outstanding options can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in outstanding options.

WARRANTS MAY ADVERSELY In connection with our 1997 private placement of AFFECT MARKET PRICE OF Series B Preferred, we issued 700,000 common stock
COMMON STOCK               purchase warrants  (ASeries B Warrants@),  480,000 of
                           which remain outstanding as of November 16, 1998. The
                           Series B Warrants are exercisable to purchase one share of Common Stock at varying exercise prices depending on the tranche of the Series B Preferred with which it was issued. All warrants issued with the first tranche of Series B Preferred have been exercised. The exercise price for the warrants issued with the second tranche is $2.15625 per share, which warrants are exercisable until April 2002, and the exercise price for warrants issued with the third tranche is $2.75 per share, which warrants are exercisable until May 2002.

                           For the lives of the Series B Warrants, the holders will have the opportunity to profit from an increase in the price of our Common Stock. The existence of these Warrants may adversely affect the market price of our Common Stock and the terms on which we can obtain additional financing. The holders of these Warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain additional capital by an offering of our unissued Common Stock on terms more favorable to us than those provided by such Warrants.

ISSUANCE OF SENIOR         Our Articles of Incorporation  authorize the issuance
SECURITIES                 of  up  to  10,000,000   shares  of  preferred  stock
                           ("Preferred  Stock").  As of November 16,  1998,  our
                           Board of Directors had designated 4,400 shares as Series A Preferred, all of which have been converted and canceled, 4,400 shares as Series B Preferred, all of which have been converted and canceled, and 1,000 shares as Series C Preferred, of which 400 remain outstanding.

                           Additional shares of Preferred Stock may be issued by our Board of Directors from time to time in one or more series for such consideration and with such relative rights and preferences as our Board of Directors may determine. Any shares of Preferred Stock that may be issued in the future could be given voting and conversion rights that could dilute the voting power and equity of holders of shares of Common Stock, and have preferences over shares of Common Stock with respect to dividends and in liquidation.

LACK OF DIVIDENDS          Holders  of  Preferred  Stock  and  Common  Stock are
                           entitled  to  receive  any  dividends   that  may  be
                           declared by our Board of Directors. To date, we have not paid any cash dividends on our Common Stock and do not expect to pay cash dividends on either our Preferred Stock or Common Stock in the near term. We intend to retain future earnings, if any, to provide funds for operations of the business. Investors who anticipate the need for dividends from investments should refrain from purchasing our Common Stock.

FUNDS LEGALLY              We may not pay  distributions  or dividends if we are
AVAILABLE FOR PAYMENT      insolvent  or would be rendered  insolvent  by such a
OF DIVIDENDS ON            dividend   or   distribution.   Under   the   General
PREFERRED STOCK            Corporation Law of the State of Arizona, "insolvency"
                           means the inability of a corporation to pay its debts as they become due in the ordinary course of its business. There can be no assurance that we will generate any or sufficient earning to pay dividends on the Preferred Stock.

YEAR 2000 DISCLOSURE       We are  currently  working to mitigate  the extent of
                           any AYear 2000" problems that we may have and that may have an effect on our business, but we have not yet completed this evaluation. However, based on our work to date, we do not expect the costs to address the problem will be material, and we do not expect that the consequences of incomplete or untimely resolution of the problem will materially impact the operation of our business. We have not incurred, and we do not expect to incur, any specific quantifiable cost that can be directly and solely related to the Year 2000 issue.

FORWARDLOOKING             This  Prospectus  contains  certain   forwardlooking
INFORMATION                statements  and  information  within  the  meaning of
                           Section 27A of the Securities Act of 1933 and Section
                           21E of the  Securities  Exchange  Act  of  1934.  The
                           cautionary  statements  made  in this  paragraph  and
                           elsewhere in this Prospectus  should be read as being
                           applicable to all related forwardlooking  statements
                           wherever    they    appear   in   this    Prospectus.
                           Forwardlooking  statements,  by their  very  nature,
                           include  risks and  uncertainties.  Accordingly,  our
                           actual  results  could differ  materially  from those
                           discussed  herein.  A wide  variety of factors  could
                           cause or  contribute  to such  differences  and could
                           adversely impact revenues,  profitability, cash flows
                           and capital  needs.  Such factors,  many of which are
                           beyond  our  control,   include  the  following:  our
                           success in obtaining  new  contracts;  the volume and
                           type of work  orders  that are  received  under  such
                           contracts; the accuracy of the cost estimates for the
                           projects;  our  ability to complete  our  projects on
                           time and within  budget;  levels of, and  ability to,
                           collect accounts receivable;  availability of trained
                           personnel and utilization of our capacity to complete
                           work;   competition  and  competitive   pressures  on
                           pricing; and economic conditions in the United States and in the region we serve.

                                 USE OF PROCEEDS

     All of the proceeds of this offering will be received by the Selling Shareholders, we will not receive any proceeds from the sale of the Common Stock registered hereunder.

                         DETERMINATION OF OFFERING PRICE

     This Prospectus may be used from time to time by the Selling Shareholders to sell the Common Stock listed below in the Selling Shareholders table. The price at which those shares will be sold will be determined by the Selling Shareholder and may be based on market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices.

                              SELLING SHAREHOLDERS

     The following table provides certain information with respect to the Common Stock beneficially owned by the Selling Shareholders who are entitled to use this Prospectus. The information in the table is as of the date of this Prospectus. Except as described below, no Selling Shareholder has had a material relationship with the Company within the past three years other than as a result of the ownership of Common Stock. The Common Stock listed below may be offered from time to time by the Selling Shareholders named below or their nominees:

                                           SHARES AVAILABLE     PERCENT OWNED
  NAME AND ADDRESS             SHARES       FOR SALE UNDER    AFTER COMPLETION
OF SELLING SHAREHOLDER         OWNED(1)    THIS PROSPECTUS   OF THE OFFERING (1)
----------------------         --------    ---------------   -------------------

Thomas M. Clayton              876,000           876,000
9502 Bonney Lea Court
Richmond, VA 23236

Steven R. Shapiro              876,000           876,000
3708 Sovereign Lane
Richmond, VA 23233

Randy C. Jensen                735,980           100,000
2078 High Vista Dr.
Lakeland, FL 33813

Terry D. Lipham                766,020           100,000
9940 Golf Boulevard
Treasure Island, FL 33706

Robert and Karla Forney        41,885             41,885
8261 North 31st Lane
Phoenix, AZ 85051

Robert J. Mahlum               25,131             25,131
7600 Pebblestone Court
Raleigh, NC 276113

Richard Jennings               17,857(2)          17,857(2)
7051 7th Road
Bartlett, TN 38135

Patricia Jennings              17,857(3)          17,857(3)
7051 7th Road
Bartlett, TN 38135

(1) Because (i) a Selling Shareholder may offer all or some of the shares of Common Stock which he holds pursuant to the offerings contemplated by this Prospectus, (ii) the offerings of shares of Common Stock are not necessarily being underwritten on a firm commitment basis, and (iii) a Selling Shareholder could purchase additional shares of Common Stock from time to time, no estimate can be given as to the amount of shares of Common Stock that will be held by any Selling Shareholder upon termination of such offerings. See "PLAN OF DISTRIBUTION."

(2) Includes 8,929 shares of Common Stock owned of record by Mr. Jennings= wife. Mr. Jennings is the husband of Patricia Jennings. Mr. Jennings disclaims beneficial ownership of shares owned by Mrs. Jennings.

(3) Includes 8,928 shares of Common Stock owned of record by Mrs. Jennings= husband. Mrs. Jennings is the wife of Richard Jennings. Mrs. Jennings disclaims beneficial ownership of shares owned by Mr. Jennings.

                              PLAN OF DISTRIBUTION

     We are registering the Shares on behalf of the Selling Shareholders. As used herein, ASelling Shareholders@ includes donees and pledgees selling shares received from a named Selling Shareholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Shareholders. Sales of Shares may be effected by Selling Shareholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq National Market, in the overthecounter market, in negotiated transactions, through put or call options transactions relating to the Shares, through the short sale of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or brokerdealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the propped sale of Shares by the Selling Shareholders.

     The Selling Shareholders may effect such transactions by selling Shares directly to purchasers or to or through brokerdealers, which may act as agents or principals. Such brokerdealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such brokerdealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular brokerdealer might be in excess of customary commissions.

     The Selling Shareholders and any brokerdealers that act in connection with the sale of Shares might be deemed to be Aunderwriters@ within the meaning of
Section 2(11) of the Securities Act, and any commissions received by such brokerdealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because Selling Shareholders may be deemed to be Aunderwriters@ within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to prospectus delivery requirements of the Securities Act. The Company has informed the Selling Shareholders that the antimanipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     Selling Shareholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

     Upon our notification by a Selling Shareholder that any material arrangement has been entered into with a brokerdealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Shareholder and of the participating brokerdealer(s), (ii) the number of Shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such brokerdealer(s), where applicable, (v) that such brokerdealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, upon our notification by a Selling Shareholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                                  LEGAL MATTERS

     The legality of the securities offered hereby has been passed upon for us by Streich Lang, P.A., Phoenix, Arizona. One or more members of such law firm own shares of our Common Stock constituting less than 1% of our total outstanding Common Stock.

                                     EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from our Annual Report on Form 10KSB for the fiscal year ended December 31, 1997 have been audited by Semple & Cooper, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                MATERIAL CHANGES

     No material changes have occurred in our affairs since the end of the last fiscal year for which certified financial statements were included in the latest annual report to security holders and which has not been described in a report on Form 10QSB or Form 8K filed under the Exchange Act.

=======================================  =======================================

NO DEALER, SALESMAN OR ANY OTHER PERSON
HAS   BEEN   AUTHORIZED   TO  GIVE  ANY
INFORMATION     OR    TO    MAKE    ANY       INTERNATIONAL FIBERCOM, INC.
REPRESENTATION  NOT  CONTAINED  IN THIS
PROSPECTUS IN CONNECTION WITH THE OFFER
MADE BY THIS  PROSPECTUS.  IF  GIVEN OR
MADE,      SUCH      INFORMATION     OR
REPRESENTATION  MUST NOT BE RELIED UPON
AS  HAVING  BEEN   AUTHORIZED   BY  THE
COMPANY.   THIS   PROSPECTUS  DOES  NOT
CONSTITUTE  AN OFFER OF ANY  SECURITIES
OTHER THAN THE REGISTERED SECURITIES TO
WHICH  IT  RELATES  OR AN  OFFER TO ANY             2,036,873 SHARES
PERSON  IN ANY  JURISDICTION  IN  WHICH               NO PAR VALUE
SUCH  AN  OFFER   WOULD  BE   UNLAWFUL.
NEITHER DELIVERY OF THIS PROSPECTUS NOR
ANY SALE MADE HEREUNDER SHALL UNDER ANY
CIRCUMSTANCES   CREATE  AN  IMPLICATION
THAT  INFORMATION  CONTAINED  HEREIN IS
CORRECT  AS OF ANY TIME  SUBSEQUENT  TO
THE DATE OF THIS PROSPECTUS.

               --------

           TABLE OF CONTENTS

                                   PAGE
                                   ----                PROSPECTUS

AVAILABLE INFORMATION............... 3

INCORPORATION OF CERTAIN
  DOCUMENTS BY REFERENCE............ 3

PROSPECTUS SUMMARY.................. 4

RISK FACTORS........................ 7

USE OF PROCEEDS..................... 13

DETERMINATION OF OFFERING PRICE..... 13

SELLING SHAREHOLDERS................ 14

PLAN OF DISTRIBUTION................ 15

LEGAL MATTERS....................... 16

EXPERTS............................. 16

MATERIAL CHANGES.................... 16           NOVEMBER ___, 1998

=======================================  =======================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated costs and expenses of the Company in connection with the offering described in the Registration Statement.


      Securities and Exchange Commission Registration Fee          $ 4,530
      Legal Fees and Expenses                                       25,000
      Accounting Fees and Expenses                                   7,500
      Other Expenses                                                 1,000
                                                                   -------
                Total Expenses                                     $38,030

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

ARTICLE XII of the Articles of Incorporation of the Registrant provides as follows:

     The Corporation shall indemnify any person against expenses, including without limitation, attorney=s fees, judgements, fines and amounts paid in settlement, actually and reasonably incurred by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in all circumstances in which, to the extent that, such indemnification is specifically permitted and provided for by the laws of the State of Arizona as then in effect.

ARTICLE XII of the Bylaws of the registrant provide as follows:

     12.01 Indemnification. To the full extent permitted by Arizona law, the Corporation shall indemnify and pay the expenses of any person who is or was made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director, officer, employee, trustee or agent of or for the Corporation or is or was serving at the request or with the prior approval of the Corporation as a director, officer, employee, trustee or agent of another corporation, trust or enterprise, against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

     Section 10202(B)(1) and Chapter 8, Article 5 (Section 10850 et seq.) of the General Corporation Law of Arizona, as amended, apply to registrant and provide as follows:

     Section 10202(B). The articles of incorporation shall set forth:

     1. If elected by the incorporators, a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except for any of the following:

          (a) The amount of any financial benefit received by a director to which the director is not entitled.

          (b) An intentional infliction of harm on the corporation or the shareholders.

          (c)  A violation of Section 10833.

          (d)  An intentional violation of criminal law.

     As indicated above, the Registrant has included in its Articles of Incorporation a provision limiting director liability in accordance with the statute.

Chapter 8--Directors and Officers, Article 5--Indemnification.

Section 10850. Definitions

     1. "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased on consummation of the transaction.

     2. "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. Director includes the estate or personal representative of a director.

     3. "Expenses" includes attorney fees and all other costs and expenses reasonably related to a proceeding.

     4. "Liability" means the obligation to pay a judgment, settlement, penalty or fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding and includes obligations and expenses than have not yet been paid by the indemnified person but that have been or may be incurred.

     5. "Official capacity" means, if used with respect to a director, the office of director in a corporation and, if used with respect to an individual other than a director, as contemplated in Section 10856, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. Official capacity does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise.

     6. "Outside director" means a director who, when serving as a director, was not an officer, employee or holder of more than five per cent of the outstanding shares of any class of stock of the corporation.

     7. "Party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

     8. "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

     Section 10851. Authority to indemnify

     A. Except as provided in subsection D of this section and in Section 10854, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if all of the following conditions exist:

     1.   The individual's conduct was in good faith

     2.   The individual reasonably believed:

          (a) In the case of conduct in an official capacity with the corporation, that the conduct was in its best interests.

          (b) In all other cases, that the conduct was at least not opposed to its best interests.

     3. In the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful

     B. A director's conduct with respect to an employee benefit plan for a purpose reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of subsection A, paragraph 2, subdivision (a) of this section.

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     C. The  termination  of a proceeding  by  judgment,  order,  settlement  or conviction or on a plea of no contest or its equivalent is not of itself determinative that the director did not meet the standard of conduct described in this section.

     D. A corporation may not indemnify a director under this section either:

          1. In connection with a proceeding by or in the right of corporation in which the director was adjudged liable to the corporation.

          2. In connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

     E. Indemnification permitted under this section in connection with a proceeding by or in right of the corporation is limited to reasonable expenses incurred during the proceeding.

Section 10852. Mandatory indemnification

     A. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

     B. Unless limited by its articles of incorporation, Section 10851, subsection D or subsection C of this section, a corporation shall indemnify an outside director against liability. Unless limited by its articles of incorporation or subsection C of this section, a corporation shall pay an outside director's expenses in advance of a final disposition of the proceeding, if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director met the standard of conduct described in Section 10851, subsection A and the director furnishes the corporation with a written undertaking executed personally, or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct. The undertaking required by this subsection is an unlimited general obligation of the director but need not be secured and shall be accepted without reference to the director's financial ability to make repayment.

     C. A corporation shall not provide the indemnification or advance payment of expenses described in subsection B if this section if a court of competent jurisdiction has determined before payment that the outside director failed to meet the standards described in Section 10851, subsection A, and a court of competent jurisdiction does not otherwise authorize payment of indemnification or expenses under subsection B of this section for more than sixty days after a request is made unless ordered to do so by a court of competent jurisdiction.

Section 10853. Advance for expenses

     A. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the following conditions exist:

          1. The director furnishes the corporation with a written affirmation of the director's good faith belief that the director met the standard of conduct described in Section 10851.

          2. The director furnishes the corporation with a written undertaking executed personally, or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.

          3. A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

     B. The undertaking required by subsection A, paragraph 2 of this section is an unlimited general obligation of the director but need not be secured and shall be accepted without reference to the director's financial ability to make repayment.

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     C.  Determinations  and authorizations of payments under this section shall be made in the manner specified in Section 10855.

     D. This section does not apply to the advancement of expenses to or for the benefit of an outside director. Advances to outside directors shall be made pursuant to Section 10852.

Section 10854. Court ordered indemnification

     Unless the corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving notice the court considers necessary may order indemnification if it determines either:

          1.   The  director  is  entitled to  mandatory  indemnification  under
               Section 10852, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court ordered indemnification.

          2. The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 10851 or was adjudged liable as described in Section 10851, subsection D, but if the director was adjudged liable under Section 10851, subsection D, indemnification is limited to reasonable expenses incurred.

Section 10855. Determination and authorization of indemnification

     A. A corporation may not indemnify a director under Section 10851 unless authorized in the specific case after determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 10851.

     B. The determination shall be made either:

          1. By the board of directors by a majority vote of the directors not at the time parties to the proceeding.

          2.   By special legal counsel:

               (a)  Selected by majority vote of the disinterested directors.

               (b)  If  there  are  no  disinterested  directors,   selected  by
                    majority vote of the board.

          3. By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding shall not be voted on the determination.

     C. Neither special legal counsel nor any shareholder has any liability whatsoever for the determination made pursuant to this section. In voting pursuant to subsection B of this section, directors shall discharge their duty in accordance with Section 10830.

     D. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection B, paragraph 2 of this section to select counsel.

Section 10856. Indemnification of officers, employees and agents

     Unless a corporation's articles of incorporation provide otherwise:

     1. An officer of the corporation who is not a director is entitled to mandatory indemnification against liability under Section 10852 and is entitled to apply for court ordered indemnification against liability under Section 10854, in each case to the same extent as a director.

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     2.   The corporation may indemnify  against  liability and advance expenses under this article to an officer, employee or agent of the corporation who is not a director to the same extent as to a director.

     3. A corporation may also indemnify against liability and advance expenses to an officer, employee or agent to the extent, consistent with public policy, that indemnification may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract, provided that if the officer, employee or agent is also a director, indemnification against liability arising from serving as a director is limited to the other provisions of chapters 1 through 17 of this title.

Section 10857. Insurance

     A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify the individual against the same liability under Section 10851 or Section 10852.

Section 10858. Application of article

     A. A provision that treats a corporation's indemnification of or advance for expenses to directors and that is contained in its articles of incorporation, its bylaws, a resolution of its shareholders or board of directors or a contract or otherwise is valid only if and to the extent the provision is consistent with this article. If the articles of incorporation limit indemnification or advances for expenses, indemnification and advances for expenses are valid only to the extent consistent with the articles.

     B. This article does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.

     The above discussion is qualified in its entirety by reference to the Company's Articles of Incorporation and Bylaws. See Exhibits 3.1 through 3.7 to this Registration Statement.

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ITEM 16. EXHIBITS


EXHIBIT
NUMBER                        DESCRIPTION                            REFERENCE
------                        -----------                            ---------

3.1  Restated  Articles of  Incorporation of Registrant
     dated October 21, 1981                                            (1)
3.2  Amendment   to   Articles  of   Incorporation   of
     Registrant dated April 18, 1986                                   (1)
3.3  Amendment   to   Articles  of   Incorporation   of
     Registrant dated May 20, 1987                                     (1)
3.4  Amendment   to   Articles  of   Incorporation   of
     Registrant dated February 4, 1988                                 (1)
3.5  Amendment   to   Articles  of   Incorporation   of
     Registrant dated August 15, 1991                                  (1)
3.6  Amendment   to   Articles  of   Incorporation   of
     Registrant dated June 3, 1994                                     (1)
3.7  Amended,   Revised,   and   Restated   Bylaws   of
     Registrant                                                        (1)
4.1  Form of Common Stock Certificate                                  (1)
5.1  Opinion of Streich  Lang,  P.A. as to the legality
     of securities being registered                                     *
23.1 Consent of Semple & Cooper                                         *
23.2 Consent of Streich Lang, P.A.                                     (2)
27.1 Financial Data Schedule                                           (3)

----------
*    Filed herewith

(1) Filed with Registration Statement on Form SB2, No. 3379730, dated August 10, 1994
(2)  Included in Exhibit 5.1
(3)  Filed with report on Form 10QSB for the quarter ended June 30, 1998.

ITEM 17. UNDERTAKINGS

     (a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (e) Request for acceleration of effective date:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the AAct@) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, International FiberCom, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S3 and has duly caused this Registration Statement on Form S3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix and State of Arizona on November 24, 1998.

                                                INTERNATIONAL FIBERCOM, INC., an
                                                Arizona corporation


                                                /s/ Joseph P. Kealy
                                                --------------------------------
                                                Joseph P. Kealy, Chairman of the
                                                Board and President (Chief
                                                Executive Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature and Title                                     Date
        -------------------                                     ----

/s/ Joseph P. Kealy                                        November 24, 1998
---------------------------------------
Joseph P. Kealy, Chairman of the Board,
President, Principal Executive Officer
and Director


/s/ V. Thompson Brown                                      November 24, 1998
---------------------------------------
    V. Thompson Brown, Director


/s/ John F. Kealy                                          November 24, 1998
---------------------------------------
    John F. Kealy, Director


/s/ Richard J. Seminoff                                    November 24, 1998
---------------------------------------
    Richard J. Seminoff, Director


/s/ Jerry A. Kleven                                        November 24, 1998
---------------------------------------
    Jerry A. Kleven, Director


/s/ John P. Stephens                                       November 24, 1998
---------------------------------------
    John P. Stephens, Director

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